UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2017

THESTREET, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25779 (Commission File Number)	06-1515824 (IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR

NEW YORK, NEW YORK 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (212) 321-5000

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Stockholders of the Company (the “2017 Annual Meeting”) was held on May 31, 2017.  Stockholders of record at the close of business on April 5, 2017 (the “Record Date”) were entitled to vote at the 2017 Annual Meeting.  As of the Record Date, there were issued and outstanding 35,628,317 shares of the Company’s common stock and 5,500 shares of the Company’s Series B Preferred Stock (the “Preferred Stock”).  The holders of the Preferred Stock were entitled to vote together as a single class with the holders of the Company’s common stock, having a vote equivalent to that of 3,856,942 shares of common stock, which is the number of votes that the holders of the Preferred Stock would be entitled to cast had such holders converted their Preferred Stock into shares of the Company’s common stock on the Record Date. As a result, there were a total of 39,485,259 shares entitled to vote at the 2017 Annual Meeting.

The Company’s stockholders voted on 5 of the 6 proposals at the 2017 Annual Meeting, which were each described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 19, 2017 (the “Proxy Statement”).  The final results for the votes are set forth below.

Proposal 1:

Sarah Fay, Stephen Zacharias and Betsy Morgan were each elected as Class III directors, each receiving at least a majority of the votes cast, to serve for a three-year term expiring at the annual meeting of stockholders in 2020, or until their respective successors are duly elected and qualified, by the votes set forth below:

	For	Withheld	Broker Non-Vote
Sarah Fay	14,864,986	10,933,026	7,961,256

	For	Withheld	Broker Non-Vote
Stephen Zacharias	15,161,231	10,636,781	7,961,256

	For	Withheld	Broker Non-Vote
Betsy Morgan	19,573,833	6,224,179	7,961,256

Proposal 2:

The Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, by the votes set forth below:

For	Against	Abstain
31,416,320	2,241,872	101,076

There were no broker non-votes on this proposal.

Proposal 3:

The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as described in the Proxy Statement, by the votes set forth below:

For	Against	Abstain	Broker Non-Vote
14,712,334	10,578,626	507,052	7,961,256

Proposal 4:

The Company’s stockholders voted, on an advisory (non-binding) basis, that the frequency of the vote of future advisory votes on compensation of the Company’s named executive officers as described in the Proxy Statement be One Year, by the votes set forth below:

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
24,602,120	23,750	690,454	481,688	7,961,256

In light of the Company’s stockholders’ strong preference for One Year, the Company has decided that it will continue to conduct the executive compensation advisory vote annually.

Proposal 5:

Proposal 5 did not receive the requisite vote of the holders of at least 80% of the voting power of shares entitled to vote at an election of directors. Therefore, the Company’s stockholders did not approve an amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors.

For	Against	Abstain	Broker Non-Vote
25,107,782	83,682	606,548	7,961,256

Proposal 6:

The Company’s stockholders did not vote at the 2017 Annual Meeting on the stockholder proposal to eliminate supermajority voting requirements from the Company’s governing documents because the proposal was not properly presented.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET, INC. (Registrant)

Date: June 1, 2017	By:	/s/Eric Lundberg
Eric Lundberg
Chief Financial Officer